UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (or Date of Earliest Event Reported): August 26, 2005
Trinsic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule
SIGNATURE

Section 3 — Securities and Trading Markets
Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule
     By letter dated August 26, 2005, The Nasdaq Stock Market, Inc. has notified us that we are in violation of Nasdaq's voting rights rule (Marketplace Rule 4351) and rules that require submission of a Listing of Additional Shares Notification Form before any stock issuances (Marketplace Rule 4310(c)(17)). These violations relate to our recent issuance of Series H preferred stock and are in addition to the violation of the market value of listed securities/shareholders' equity deficiency for which we recently received an extension of time to regain compliance. The letter states that the Nasdaq Listing Qualifications Panel will consider these new deficiencies in rendering a determination regarding our continued listing on the Nasdaq SmallCap Market. We intend to work to resolve any violations with the Nasdaq SmallCap Market. However, no assurance can be given that any such violations will in fact be resolvable or that such violations will not ultimately result in the delisting of our common stock from the Nasdaq SmallCap Market.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: August 31, 2005.

TRINSIC, INC.
BY:	/s/ Horace J. Davis, III
Name:	Horace J. Davis, III
Title:	Acting Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.